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                                                                     Exhibit 3.7


CERTIFICATE OF INCORPORATION
OF
LAW JOURNAL EXTRA, INC.

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UNDER SECTION 402 OF THE BUSINESS COROPRATION LAW

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The undersigned, for the purpose of forming a corporation pursuant to Section
402 of the Business Corporation Law of the State of New York, do hereby certify:

FIRST: The name of the Corporation is LAW JOURNAL EXTRA, INC.

SECOND: The purposes for which it is formed are: to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York. It is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD: The office of the Corporation is to be located in New York County within the State of New York.

FOURTH: The aggregate number of shares that the Corporation shall have authority to issue is Two Hundred (200), all of which are to be without par value.

FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of process against the Corporation which may be served upon him is c/o The New York Law Publishing Company, 345 Park Avenue South, New York, NY 10010, Attn: James A. Finkelstein.

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SIXTH: The registered agent of the Corporation, which is to be the agent of the Corporation upon whom process against it may be served, is The New York Law Publishing Company, 345 Park Avenue South, New York, NY 10010, Attn:
James A. Finkelstein.

SEVENTH: No owner or holder of a security of the Corporation shall be entitled as a matter of right to purchase or receive any security of the Corporation now or hereafter authorized except as and to the extent that the Board of Directors in its absolute discretion shall so determine. Any security of the Corporation may be disposed of by the Corporation to such persons and upon such terms as may be specified by the Board of Directors or as may be specified pursuant to authority granted by the Board of Directors. The word "security" means a share of any class, any evidence of indebtedness, any right to purchase or receive any such share or evidence of indebtedness or any instrument convertible into or containing a right to purchase or receive any such share or evidence of indebtedness, or without limiting the generality of the foregoing, any instrument commonly known at the time as a "security".

EIGHTH: Any one or more directors may be removed, for or without cause, by vote of the shareholders entitled to vote thereon. Any one or more directors may be removed for cause by the Board of Directors. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason, including removal without cause, may be filled by a vote of a majority of the directors then in office, although less than a quorum.

NINTH: The By-Laws of the Corporation may be adopted, amended or repealed by vote of the shareholders at the time entitled to vote in the election of any directors or by the Board of Directors upon the affirmative vote of a majority of the entire Board, but any by-law adopted by the Board of Directors may be amended or repealed by the shareholders entitled to vote thereon.

TENTH: No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in his or her capacity as director, except as may otherwise be required by applicable law as in effect from time to time. Neither the amendment, modification or repeal of this Article TENTH nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article TENTH shall adversely affect any right or protection of any director that exists at the time of such change.

IN WITNESS WHEREOF, we have subscribed this Certificate of Incorporation on the 16th day of September, 1994, and affirm the contents as true under the penalties of perjury.

/s/ Kimberly D. Gilbertson
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Kimberly D. Gilbertson
Incorporator
1633 Broadway, New York NY 10019



/s/ Cheryl A. Hawker
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Cheryl A. Hawker
Incorporator
1633 Broadway, New York NY 10019